 EXHIBIT 32.1
Mercury Systems, Inc.
Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Mercury Systems, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), we, Mark Aslett, President and Chief Executive Officer of the Company, and Gerald M. Haines II, Executive Vice President, Chief Financial Officer, and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to our knowledge the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 13, 2015

/S/ MARK ASLETT
Mark Aslett PRESIDENT AND CHIEF EXECUTIVE OFFICER

/S/ GERALD M. HAINES II
Gerald M. Haines II EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER